Exhibit 1.02

ROPER INDUSTRIES, INC.
Conflict Minerals Report
For The Year Ended December 31, 2013

This report for the year ended December 31, 2013 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”).

Our Business

Roper Industries, Inc. (“Roper” or “we”, “our” or “us”) is a diversified growth company that designs, manufactures and distributes numerous products in four business segments: Medical and Scientific Imaging, RF Technology, Industrial Technology and Energy Systems and Controls. We market these products and services to a broad range of markets including radio frequency (“RF”) applications, medical, water, energy, research, education, software-as-a-service (“SaaS”)-based information networks, security and other niche markets. A description of our products by segment is as follows:

Medical and Scientific Imaging. Our Medical and Scientific Imaging segment principally offers products and software in medical applications, and high performance digital imaging products. We manufacture and sell patient positioning devices and related software for use in radiation oncology, 3-D measurement technology in computer-assisted surgery and supply diagnostic and therapeutic disposable products used in ultrasound imaging for minimally invasive medical procedures. We design and manufacture a non-invasive instrument for portable ultrasound bladder volume measurement and a video laryngoscope. We manufacture and sell extremely sensitive, high-performance electron filters, charged couple device and complementary metal oxide semiconductor cameras, detectors and related software for a variety of scientific and industrial uses, which require high resolution and/or high speed digital video, including electron microscopy and spectroscopy applications.

RF Technology. Our RF Technology segment provides radio frequency identification communication technology and software solutions that are used primarily in toll and traffic systems and processing, security and access control, campus card systems, software-as-a-service in the freight matching and food industries and metering and remote monitoring applications. We manufacture and sell meter reading, data logging and pressure control products for use in water, gas and electricity applications. We also provide network monitoring, leakage reduction and pressure control services in water and gas distribution networks.

Industrial Technology. Our Industrial Technology segment produces fluid handling pumps, equipment and consumables for materials analysis, leak testing equipment, flow measurement and metering equipment and water meter and automatic meter reading products and systems.

Energy Systems and Controls. Our Energy Systems and Controls segment principally produces control systems, fluid properties testing equipment, industrial valves and controls, vibration sensors and controls and non-destructive inspection and measurement products and solutions.

Due Diligence

Our due diligence measures have been designed to conform, in all material respects relevant to the disclosure requirements under the SEC Rule, with the internationally recognized Organisation for Economic Co-operation and Development’s OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas. (“OECD Guidance”).

OECD Guidance Step 1: Establish strong company management systems

Our operations are reported in four business segments, each composed of multiple subsidiaries, therefore, a management position was established to be the single point of contact to oversee and develop the conflict minerals program. This position works with a team of senior staff and has senior management support and visibility by reporting directly to the Executive Vice President and Chief Financial Officer.

Each subsidiary impacted designated specific personnel to coordinate with the conflict mineral management position to oversee the implementation and execution of the program and communicate directly with its affected suppliers.

We adopted the following conflict minerals policy which is available on our website at http://www.roperind.com/conflict-minerals.pdf and was communicated internally, as well as provided to our direct suppliers affected by the policy.

Background - The U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC Rule require publicly-traded companies to disclose whether the products they manufacture contain certain “conflict minerals” – cassiterite (tin), wolframite (tungsten), columbite-tantalite (tantalum), gold, or their derivatives originating in the Democratic Republic of the Congo (“DRC”) or an adjoining country – have been found to support the civil conflict and human rights violations in the region. If so, a report must be filed specifying those products and the due diligence measures taken to determine their source.

Roper’s Conflict Minerals Policy - We are committed to complying with this legislation and with the SEC Rule. Cooperation from our supply chains is necessary to provide source information, as we do not purchase these minerals directly from mines or smelters and, in many cases, purchase finished goods that are several layers removed from these sources. Accordingly, our suppliers are expected to commit to being or becoming DRC conflict-free and to providing the needed transparency of the supply chain so that components and materials supplied to us are DRC conflict-free. Suppliers are to adopt and implement policies, due diligence frameworks, and management systems, consistent with the OECD Guidance, that are designed to accomplish this goal.

We request that our suppliers utilize the Electronic Industry Citizenship Coalition (EICC) and Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template and that our suppliers provide the template to their suppliers successively upstream in order to identify the relevant smelters and refiners. The results of this effort are to be compiled and reported to us through this same template and/or a SaaS solution we provide.

OECD Guidance Step 2: Identify and assess risk in the supply chain

We identified affected suppliers and utilized the Conflict Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”) data collection tool as the basis for our inquiries to identify smelters or refiners in the supply chain. The requested information included policy, supplier expectations, and related compliance efforts. We requested our affected suppliers propagate similar expectations to their sub-suppliers. Documentation reviews were performed of supplier responses and representations using the Conflict-Free Sourcing Program’s conflict free smelters and refiners and country of origin information and other public information available at the time.

Capacity building has occurred through the communication of our policy, along with links to websites containing reference materials to the EICC Extractive and Conflict Minerals Resources, EICC-GeSI Conflict-Free Sourcing Initiative, and the OECD website containing the OECD Guidance.

OECD Guidance Step 3: Design and implement a strategy to respond to identified risks

As a downstream company, we requested that our affected suppliers identify smelters and refiners in the supply chain. We attempted to determine from which countries the smelters and refiners are sourcing through independent validation or assessment schemes (e.g., Conflict-Free Sourcing Program). Findings of those procuring from an unknown source and those from the DRC or adjoining country were reported to senior management.

OECD Guidance Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

We use the EICC-GeSI Conflict Minerals Reporting Template for supplier inquiries, capacity building reference to websites for the EICC Extractives and Conflict Minerals Resources, EICC-GeSI Conflict-Free Sourcing Initiative, and the OECD Guidance.

OECD Guidance Step 5: Report on supply chain due diligence

Our public reporting includes our policy and information regarding our management systems, reasonable country of origin inquiry, process to identify facilities (smelters and refiners), and due diligence on the source and origin of the minerals for those reasonably believed to have originated from the DRC or an adjoining country.

Steps to Mitigate Risk and Improve Due Diligence

Since the end of the 2013 reporting period, we have initiated further program development to improve our mitigation of risk and due diligence. A SaaS database solution has been launched to establish a system of controls and transparency to engage affected suppliers and request supply chain information, including identification of the smelters or refiners in their minerals supply chain. We communicated our conflict minerals policy to our affected suppliers through this system which includes a reference to the OECD Guidance, supplier expectations, and links to websites containing reference material.

We anticipate improving our due diligence and mitigation of risk by the following: strengthening engagement with affected suppliers through in-person training sessions, developing contract terms and conditions for policy related expectations and disclosure requirements, attempting to increase the response rate of suppliers to our conflict minerals supply chain inquiries, and increasing our participation in key industry groups to support this effort.

Due Diligence Results

Of the 201 smelters or refiners identified in the RCOI, 76 smelters were certified as conflict free by the Conflict Free Smelter Program (CFSP) or London Bullion Market Association’s (LBMA) Good Delivery Responsible Gold Audit Programme and listed on the associated websites. Smelters identified as active in the CFSP totaled 17 and an additional 33 smelters were found to be on the LBMA’s current Gold Good Delivery List or participating in the CFSP.

On the basis of our due diligence for the remaining 75 smelters, we found with respect to the origin and chain of custody that the information failed to provide clarity in this regard nor did the data reveal whether or not the conflict minerals directly or indirectly financed armed groups in the conflict region of the DRC. The known smelter facility types include 2 tantalum smelters, 21 gold refineries, 42 tin smelters, and 10 tungsten smelters. The smelter facility locations include 1 in Belgium, 1 in Bolivia, 1 in Chile, 19 in China, 30 in Indonesia, 6 in Japan, 8 in the Republic of Korea, 2 in Mexico, 1 in Poland, 2 in the Russian Federation, and 4 in the United States. The mine locations are unknown. A list of smelters or refiners identified in the RCOI is attached as Exhibit A to this Conflict Minerals Report.

Exhibit A - Smelter Facility List
Roper Industries, Inc.

Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do sitio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co. Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres & Metaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co., Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co. Ltd	JAPAN
Gold	KazZinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co.,Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF

Exhibit A - Smelter Facility List
Roper Industries, Inc.

Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Penoles, S.A.	MEXICO
Gold	Mistubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co.,Ltd	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant (OJSC Krastvetmet)	KOREA, REPUBLIC OF
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	ShanDong Zhaojin Gold & Silver Refining Co;Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co.. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Exhibit A - Smelter Facility List
Roper Industries, Inc.

Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoloshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck Group	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.	CHINA
Tantalum	JiuJiang Tambre Co. Ltd.	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LMS Brasil S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd. (OTIC)	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha (Cookson)	UNITED STATES
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group (Guangxi Zhongshan Gold Bell Smelting Corp.Ltd)	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA

Exhibit A - Smelter Facility List
Roper Industries, Inc.

Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corp (MSC)	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgica e Mineracao Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA

Exhibit A - Smelter Facility List
Roper Industries, Inc.

Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	China Minmetals Corp	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten CO.,LTD	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Ganzhou Huaxing Tungsten	CHINA
Tungsten	Ganzhou HuaYing Tungsten	CHINA
Tungsten	Ganzhou Nonferrous Metals Smelting Co Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	CHINA
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-chang Non-ferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Tejing (Vietnam) Tungsten Co Ltd	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA